Exhibit 10.1

Amendment No. 2 to Daré Bioscience, Inc. 2022 Stock Incentive Plan

This Amendment No. 2 (this “Amendment”) to the Daré Bioscience, Inc. 2022 Stock Incentive Plan (the “Plan”) is adopted by Daré Bioscience, Inc. (the “Company”), effective as of June 11, 2026, the date it was approved by the Company’s stockholders. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company maintains the Plan;

WHEREAS, Section 11(d) of the Plan provides that the Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until the Company’s stockholders approve such amendment; and

WHEREAS, subject to the approval of the Company’s stockholders, the Board approved this Amendment to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,500,000.

NOW, THEREFORE, in accordance with the foregoing and subject to approval of the Company’s stockholders, the Plan shall be, and hereby is, amended as follows:

1. Section 4(a)(1)(A) of the Daré Bioscience, Inc. 2022 Stock Incentive Plan is deleted in its entirety and replaced with the following:

“(A) 2,883,333 shares of Common Stock; plus”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3. Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.